International Business Machines
New Orchard Road
Armonk, NY 10504

April 6, 2020
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

I hereby authorize each of the following individuals,
whose signatures appear below, as well as each of the
International Business Machines Corporation (IBM) employees
holding the titles of Secretary; Assistant Secretary;
Vice President, Compensation and Benefits;
Vice President, Executive Compensation;
and Manager, Executive Compensation Operations
and Officer Services; and any employee of IBM designated in writing by the Secretary of IBM, to sign and file on behalf of Arvind Krishna, an executive officer and a member of the Board of Directors of IBM, any Securities and Exchange Commission forms or documents in connection with any transactions by me in IBM securities, including without limitation Form 3, Form 4, and Form 5 under the Securities Exchange Act of 1934 and Form 144 under the
Securities Act of 1933. The specimen signatures provided below may be signed on separate documents, and such documents taken together shall constitute a single document.
P.T. Charouk                   _____/s/ P.T. Charouk__________
D. Condrea                     ____/s/ D. Condrea_____________
M.S.A Galve de Cruz            ____/s/ M.S.A Galve de Cruz____
L. Mallardi                    ____/s/L. Mallardi_____________

This authorization shall remain in effect for as long as I remain an executive officer or a member of the IBM Board of Directors.

				Very truly yours,

				/s/ Arvind Krishna
              			Arvind Krishna